TRANSFER                                 ESCROW  AGENT  PROPOSAL  AND  AGREEMENT
ONLINE               www.TransferOline.com - [p] 503.227.2950 - [f] 503.227.6874


SERVICES  PROVIDED

Review  Escrow  Agreement

-     Examine  documentation  received  from  investors  to determine accuracy .
      Conversion  of  records  to  our  transfer  agent  system
-     If  data  submitted  is inaccurate, notify of corrective measures required
-     Deposit  Escrow  funds  received  with  commercial  bank
-     Provide  on-line  access  for  you and each of your investors (if desired)

TERMS  OF  PROPOSAL

Escrow fee is payable in advance and will run for the full term of the Agreement
- Out-of-pocket expenses such as stationery, postage, and mailing will be charged to your account. Any additional services provided will be charged at a rate mutually agreed upon in writing
- Separate charges not covered by this fee schedule, will be based on an analysis and appraisal of the services rendered

ESCROW  AGENT  AGREEMENT
TOL's  agreement  follows:

Upon certain terms, and subject to the conditions set forth in the within, Thrust Energy Corp. has agreed to issue and sell to such Investors as may subscribe, on the closing date, up to 5,000,000 Shares at an Offering Price of $0.10 per share.

The subscribing investors are required to deposit certain funds or other property into escrow to facilitate consummation of the transactions contemplated by such agreement. Investors subscribe to the company's offering by completing and signing the subscription agreement and delivering it, prior to the expiration date to the Transfer Agent.

The Transfer Agent sends each Subscription Agreement to the Company for its acceptance or rejection. Provided the Company accepts the Subscription Agreement so submitted, the Transfer Agent accepts into escrow the funds or other property received together with the Subscription Agreement.

The subscription price of $0.10 Per Share (minimum 1,250,000 shares) must be paid in cash or cash equivalent by check, bank draft, postal express or other means of exchange acceptable to the Company, at its sole and exclusive discretion, and must be denominated in United States dollars. Subscriptions may not be withdrawn once made except as provided by state securities law.

In accordance with the terms and subject to the conditions specified in this Escrow Agreement, Transfer Online, Inc., in its capacity as escrow agent (the "Escrow Agent"), is hereby authorized and directed to accept the delivery and to hold in escrow the following:

Such cash or cash equivalents as may be remitted together with Subscription Agreements executed by the Investors, once the said Subscription Agreements have been accepted by the Company, to a minimum of $125,000 and a maximum of $500,000. As stated above, said minimum and maximum may include cash equivalents including, without limitation, credits toward equipment necessary for the Company's operation, which shall be determined at the Company's sole and exclusive discretion.

1. The Escrow Agent shall notify the Company of its receipt from subscribing investors of the Subscription Agreement together with funds or equivalents and will deposit cash proceeds, and otherwise safeguard equivalents, in escrow once the Company has accepted the relevant Subscription Agreement. When the terms of the escrow have been satisfied, the Escrow Agent shall release the escrowed funds, less any fees, to or upon the order of the Company and issue and release the stock certificates to the investors or their designees.

If at any time the Company notifies the Escrow Agent that the conditions of the offering have not been satisfied, then the Escrow Agent promptly shall return the Escrowed funds and equivalents to the investor(s). The Escrow Agent shall deposit all cash received hereunder in the Escrow Agent's escrow account at:

     Transfer  Online  Escrow
     ABA  #
     Account  #
     For  the  Account  of:  Thrust  Energy  Corp.

In the case of a dispute, the Escrow Agent shall release from escrow hereunder the escrowed property to the parties to the extent such is set forth in a final judgment or order of a court of competent jurisdiction, certified by the clerk of such court or other appropriate official; provided that the Escrow Agent has received from each party an opinion of counsel, acceptable to the Escrow Agent, to the effect that such judgment or order is final.

2. The Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

3. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with any knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith and shall be required to act in respect of the Escrowed Property only as provided in these Escrow Instructions. These Escrow Instructions set forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms hereof or any other agreement or instrument. The Escrow Agent shall incur no liability in connection with the discharge of its obligations hereunder or otherwise in connection therewith, except such liability as may arise from gross negligence or willful misconduct of the Escrow Agent.

4. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advise of such counsel.

5. The Escrow Agent shall not be bound by any modification, cancellation or rescission of these Escrow Instructions unless in writing and signed by the Escrow Agent and the Company.

6. The Company agrees to reimburse the Escrow Agent for, and to indemnify and hold harmless the Escrow Agent from, against and with respect to, any and all loss, liability, damage, claim or expense that the Escrow Agent may suffer or incur in connection with agreeing to these Escrow Instructions and the performance of its obligations hereunder or otherwise in connection therewith, except to the extent such loss, liability, damage, claim or expense arises from the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent shall be reimbursed for the reasonable cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder.

7. The Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to either i) any successor escrow agent designated in writing by the parties hereto or ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrowed Property the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by these Escrow Instructions.

2. The Escrow Agent shall be entitled to rely upon. and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

8. If the Escrow Agent requires any further instruments or instructions to effectuate these Escrow Instructions or obligations in respect hereof, the necessary parties hereto shall join in furnishing the same.

9. The Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed property or otherwise.

10. These Escrow Instructions shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

11. All notices and other communications shall be in writing and shall be deemed to have been given when delivered by hand or upon receipt when mailed by registered or certified mail or some form of express delivery service.

If  to  the  Escrow  Agent,  to:

     Transfer  Online,  Inc.
     317  SW  Alder  Street,  2nd  Floor
     Portland,  OR  97204
     Attn:  Lori  Livingston


If  to  the  Company,  to:

     807-1050  Burrard  St.
     Vancouver,  BC
     V6Z  2S3
     Attn:  Thomas  Mills
     Copy  to:

If to Investors, at the address set forth on the signature pages to the Subscription Agreement.

12. These Escrow Instructions shall be governed by and construed and enforced in accordance with the laws of the State of Oregon. All actions against the Escrow Agent arising under or relating to this agreement shall be brought against the Escrow Agent exclusively in the appropriate court in Multnomah County, State of Oregon.

13. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THESE ESCROW INSTRUCTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS AGREEMENT.

14. These Escrow Instructions may be executed in counterparts, each of which shall constitute an integral original part of one and the same original instrument.

15. The rights of the Escrow Agent contained herein, including without limitation the right to indemnification, shall survive the resignation of the Escrow Agent and the termination of the escrow contemplated hereunder.

16.  The Company and the Escrow Agent have agreed to the following fee schedule:

     Escrow  Agent  Fee  $2,500  (as  quoted)
     Processing  each  return  of  Investment,  if  necessary:   $5.00

TERMS  OF  PROPOSAL
     - Escrow fee is payable in advance and will run for the full term of the Agreement
     - Out-of-pocket expenses such as stationery, postage, and mailing will be charged to your account. Any additional services will be charged at a rate mutually agreed upon rate.

Separate charges not covered herein to be based on analysis/appraisal of the services rendered.

IN WITNESS WHEREOF, the parties hereto have caused these Escrow Instructions to be duly executed as of the date shown below.

Thrust  Energy  Corp.

    /s/Thomas Mills
By  Thomas  Mills      President     12/01/2005
    Name               Title         Date

Transfer  Online,  Inc
By  Lori  Livingston,  President
                                     Date